Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Semantix, Inc. of our report dated April 28, 2023 relating to the financial statements, which appears in Semantix, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers Auditores Independentes Ltda.

São Paulo, Brazil

October 3, 2023